UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 1, 2014

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7800 Woodley Avenue Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On November 3, 2014, Superior Industries International Inc. (“Superior”) issued a press release announcing that it has entered into a commitment letter (the “Commitment Letter”) with J.P. Morgan Securities LLC (“JPMorgan” or the “Lead Arranger”), JPMorgan Chase Bank, N.A. (“JPMCB”) and Wells Fargo Bank, National Association (“WFB” and, collectively with JPMCB, the “Commitment Lenders”). The press release is furnished as Exhibit 99.1 and incorporated herein by reference. The information in this Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 8.01  Other Events.

On November 1, 2014, Superior entered into the Commitment Letter with JPMorgan and the Commitment Lenders. Under the terms of the Commitment Letter, the Lead Arranger agrees to structure and arrange a senior secured revolving credit facility in an initial aggregate principal amount of $100,000,000 (the “Facility”) and the Commitment Lenders commit to provide the entire principal amount of the Facility. Pursuant to an expansion feature, Superior may request to increase the aggregate amount of the Facility or obtain incremental term loans in an amount up to $50,000,000, which amount is uncommitted at this time. JPMCB will serve as the administrative agent for the Facility and WFB will serve as syndication agent for the Facility. It is anticipated that the proceeds of the Facility will be used for general corporate purposes.

The Facility would have a term of five years, and borrowings under the Facility would accrue interest at (i) a London interbank offered rate plus a margin of between 0.75% and 1.25% based on the total leverage ratio of Superior and its subsidiaries on a consolidated basis, (ii) a rate based on JPMCB’s prime rate plus a margin of between 0.00% and 0.25% based on the total leverage ratio of Superior and its subsidiaries on a consolidated basis or (iii) a combination thereof.

All amounts under the Facility, and if applicable under hedging and banking services arrangements (and all obligations under the guarantees), would be guaranteed by certain of the U.S. subsidiaries of Superior (subject to certain limitations) and would generally be secured by a first priority security interest in and lien on the personal property of Superior and the U.S. guarantors and a pledge of and first perfected security interest in the equity interests of Superior’s existing and future U.S. subsidiaries and 65% of the equity interests in certain non-U.S. direct subsidiaries of Superior and the guarantors under the Facility. The Facility would have certain customary default provisions, representations and warranties and restrictive covenants.

The Commitment Letter provides, among other things, that the closing of the Facility is conditioned on the satisfaction on or before December 15, 2014 of certain conditions customary to similar transactions. However, there can be no assurances that the conditions to closing will be satisfied.

The foregoing is a summary of the material terms of the Commitment Letter and the transactions contemplated thereby. Investors are encouraged to review the entire text of the Commitment Letter, a copy of which is filed as Exhibit 10.24 to this Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
10.24	Commitment Letter, dated as of November 1, 2014, by and among Superior Industries International Inc., J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association.
99.1	Press release dated November 3, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: November 3, 2014	/s/ Kerry A. Shiba
Kerry A. Shiba
Executive Vice President and Chief Financial Officer